Exhibit 10.8

EROS INTERNATIONAL PLC

Rules of the

Eros International plc Bonus Share Plan

Unapproved Option Scheme 2006

(Established by resolution of the Board on 17 May 2006)

INDEX

Rule

1	Interpretation	1

2	Eligibility	4

3	Grant of Options	4

4	Relationship with Contract of Employment	5

5	Non-transferability of Options	6

6	Exercise Price	6

7	Performance-Related Conditions of Exercise	6

8	Exercise of Options	7

9	Manner of Exercise of Options	8

10	Overall Limit on the Granting of Options	9

11	Individual Limits on the Granting of Options	10

12	Demerger, Reconstruction or Winding-up	10

13	Take-over	11

14	Variation of Share Capital	12

15	Alteration of Scheme	12

16	Service of Documents	13

17	Taxation	14

18	Miscellaneous	15

Schedule

Option Certificate and Form of Acceptance

Notice of Exercise of Option

Explanatory Notes to Participants

1.	INTERPRETATION

1.1	In this Scheme (unless the context otherwise requires) the following words and phrases have the meanings given below:

‘AIM’	the Alternative Investment Market of the London Stock Exchange;

‘Auditors’	the auditors of the Company for the time being;

‘Business Day’	a day on which clearing banks in the United Kingdom are open for business generally;

‘Committee’	the remuneration committee of the Directors;

‘Company’	Eros International plc (registered in the Isle of Man and whose registered office is at 15-19 Athol Street, Douglas, Isle of Man IM1 1 LB)

‘Control’	has the meaning ascribed to it in section 840 of the Taxes Act;

‘Date of Grant’	in relation to any Option, the date on which that Option is granted;

‘Directors’	the board of directors of the Company from time to time or a duly constituted Committee thereof;

‘Eligible Participants’	any person who is an employee or a director of any member of the Group;

‘Exercise Price’	in relation to an Option, the price per Share payable upon the exercise of that Option;

‘Group’	the Company, any holding company of the Company and each and every company which is for the time being a Subsidiary of the Company or such holding company;

‘London Stock Exchange’	London Stock Exchange plc;

‘Option’	right to acquire Shares granted in accordance with and subject to the rules of this Scheme;

‘Optionholder’	person who has been granted an Option or, if that person has died, his Personal Representatives;

‘Option Tax Liability’	in relation to any Optionholder, any liability of the Company or any other member of the Group (excluding NIC payable by the Company or any other member of the Group) to account for any amount of income tax, National Insurance Contribution or other tax arising in relation to the grant, exercise or otherwise in relation to his Option;

‘Ordinary Share Capital’	issued share capital of the Company from time to time;

‘Personal Representative’	in relation to an Optionholder, the legal personal representatives of the Optionholder (being either the executors of his will to whom a valid grant of probate has been made or if he dies intestate the duly appointed administrator(s) of his estate) who have provided to the Directors evidence of their appointment as such;

‘this Scheme’	The Eros International plc Bonus Share Plan Unapproved Option Scheme 2006 as set out in these rules and amended from time to time;

‘Shares’	fully paid ordinary shares in the capital of the Company;

‘Shareholder’	person who holds one or more shares in the Company and is thereby entitled to vote at general meetings of the Company

‘Subsidiary’	any company which is for the time being both a subsidiary (as defined in section 736 of the Companies Act 1985) of the Company and under the Control of the Company;

‘Taxes Act’	the Income and Corporation Taxes Act 1988; and

‘Value’	in relation to a Share on a given day, the prevailing mid market value as shall be determined by the Auditors.

1.2	References to an Option vesting or being or becoming vested in respect of any number or proportion of the Shares over which it subsists are to be read as references to the Option becoming capable of being exercised either immediately or, subject to the Optionholder continuing to hold office or employment within the Group, at some future time.

1.3	References to Shares in respect of which an Option subsists at any time are to be read and construed as references to the Shares over which the Option is then held (and in respect of which it has not then lapsed and ceased to be exercisable).

1.4	Any reference to any enactment shall include any consolidation, modification, extension, amendment or re-enactment and to any subordinate legislation made under it for the time being in force.

1.5	Words denoting the masculine gender shall include the feminine.

1.6	Words denoting the singular shall include the plural and vice versa.

1.7	References to rules are to the rules of this Scheme.

2.	ELIGIBILITY

2.1	Subject to the following provisions of this rule 2, the Committee shall have absolute discretion as to the selection of persons to whom an Option is granted by the Company.

2.2	An Option shall not be granted to any person unless he is an Eligible Participant.

2.3	No Option shall be granted to any Eligible Participant within the period of one year ending on the date on which he is to reach the age of 65.

3.	GRANT OF OPTIONS

3.1	An Option may only be granted:

(a)	at any time within the period of 42 days beginning with the date on which this Scheme is approved by the Committee; and

(b)	within a period of 14 days immediately after the person to whom it is granted first becomes an Eligible Participant.

3.2	In the event of the Company being restricted by statute, order or regulation from granting an Option in accordance with rule 3.1, an Option may be granted within 42 days of the removal of such restriction.

3.3	No Option may be granted after the tenth anniversary of the Scheme being approved by Shareholders.

3.4	An Option shall be granted by the Company executing as a deed and issuing to the Optionholder an option certificate which contains an undertaking by the Optionholder (duly executed as a deed) to be bound by the rules of this Scheme and which specifies:-

(a)	the Date of Grant;

(b)	the number of Shares in respect of which the Option is granted;

(c)	the Exercise Price;

(d)	the earliest date on which the Option may be exercised by reason of rule 8.2;

(e)	that the exercise of the Option is subject to such performance-related conditions (if any) as are imposed pursuant to rule 7;

(f)	that the Optionholder agrees to indemnify the Company or other member of the Group, as the case may be, in respect of any Option Tax Liability and is otherwise in such form as the Committee may from time to time determine.

4.	CONTRACTUAL RELATIONSHIP

4.1	The grant of an Option does not form part of the Optionholder’s entitlement to remuneration or benefits pursuant to any member of the Group nor does any such contract give such person any right or entitlement to have an Option granted to him in respect of any number of Shares or any expectation that an Option might be granted to him whether subject to any conditions or at all.

4.2	The rights and obligations of an Optionholder under the terms of any contract with a member of the Group shall not be affected by the grant of an Option.

4.3	The rights granted to an Optionholder upon the grant of an Option shall not afford the Optionholder any rights or additional rights to compensation or damages in consequence of the loss or termination of his office or employment with a member of the Group.

4.4	An Optionholder shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being or becoming unable to exercise an Option in consequence of the loss or termination of his office or employment with a member of the Group for any reason (including, without limitation, any breach of contract by an employer) or in any other circumstances whatsoever.

5.	NON-TRANSFERABILITY OF OPTIONS

5.1	During his lifetime only the individual to whom an Option is granted may exercise that Option.

5.2	An Option shall immediately cease to be exercisable if:

(a)	it is purported to be transferred or assigned (other than to his Personal Representatives upon the death of the Optionholder), mortgaged, charged or otherwise disposed of by the Optionholder; or

(b)	the Optionholder is adjudicated bankrupt or a bankruptcy order is made against the Optionholder; or

(c)	the Optionholder is deprived (otherwise than on death) of the legal or beneficial ownership of the Option by operation of law or by the Optionholder doing or omitting to do anything which causes him to be so deprived.

6.	EXERCISE PRICE

6.1	The Exercise Price shall be determined by the Committee but shall not be less than the greater of the Value of a Share on the Date of Grant or the nominal value of a Share.

7.	PERFORMANCE-RELATED CONDITIONS OF EXERCISE

7.1	Subject to rule 7.4, the exercise of an Option may be conditional upon the performance of the Company and/or the performance of another member of the Group over such period and measured against such objective criterion as shall be determined by the Committee and notified to the Optionholder when the Option is granted.

7.2	Any such condition may provide that the Option shall become vested in respect of a given number or proportion of the Shares over which it subsists according to whether, and the extent to which, any given performance target is met or exceeded.

7.3	After an Option has been granted the Committee may, in appropriate circumstances, amend any such performance-related condition of exercise of an Option provided that no such amendment shall be made unless such amendment will afford a more effective incentive to the Optionholder and will be no more difficult to satisfy than were the original conditions when first set.

7.4	If, in consequence of a performance-related condition being met, an Option becomes vested in respect of some but not all of the number of Shares over which it subsists, it shall thereupon lapse and cease to be exercisable in respect of the balance of the Shares over which it was held.

7.5	Until further notification by the Committee, no performance criteria shall apply to Options granted pursuant to this Scheme.

8.	EXERCISE OF OPTIONS

8.1	An Option may not in any event be exercised later than 30 June 2016.

8.2	An Option shall not be exercised earlier than such period as may be specified by the Committee at the relevant Date of Grant, save as provided in rules 8.3, 8.4, 8.5, 12 and 13.

8.3	If an Optionholder dies in service an Option granted to him may be exercised by his Personal Representatives within the period of 12 months beginning with the date of his death, and if not then exercised shall lapse and cease to be exercisable at the end of that period.

8.4	If an Optionholder dies after ceasing to hold office or employment within the Group an Option granted to him which has not already lapsed may, within the period of 12 months beginning with the date of death, be exercised by his Personal Representatives, and if not then exercised shall lapse and cease to be exercisable at the end of that period of 12 months.

8.5	If an Optionholder ceases to hold office or employment within the Group by reason of:

(a)	injury, ill-health or disability (evidenced to the satisfaction of the Committee); or

(b)	dismissal by reason of redundancy (within the meaning of the Employment Rights Act 1996); or

(c)	retirement on reaching 65 years or any other earlier age at which he is bound to retire in accordance with the terms of his contractor of employment; or

(d)	the company with which he holds office or employment by virtue of which he is eligible to participate in this Scheme ceasing to be an Associated Company or a member of the Group; or

(e)	the fact that the office or employment by virtue of which he is eligible to participate in this Scheme relates to a business or part of a business which is transferred to a company which is not a member of the Group;

then, subject to rule 8.4, an Option granted to him may only be exercised within the period of 12 months beginning with the date on which the Optionholder so ceases and if not then exercised shall lapse and cease to be exercisable at the end of that period of 12 months.

8.6	If an Optionholder:

(a)	gives or receives notice to terminate the office or employment by virtue of which he was granted an Option; or

(b)	ceases to hold office or employment with any member of the Group for any reason other than those set out in rules 8.3 and 8.5 then an Option granted to him shall lapse and cease when he ceases to hold such office or employment.

8.7	For the purposes of this rule 8 an Optionholder shall not be treated as having ceased to hold office or employment within the Group unless and until he no longer holds any office or employment with any member of the Group.

9.	MANNER OF EXERCISE OF OPTIONS

9.1	An Option shall be exercised only by the Optionholder serving a written notice upon the Company which:

(a)	specifies the number of Shares in respect of which that Option is exercised;

(b)	is accompanied by payment of an amount equal to the product of the number of Shares specified in the notice and the Exercise Price; and

(c)	unless the Committee otherwise permit, is accompanied by the Option Certificate in respect of that Option and is otherwise in such form as the Committee may from time to time determine. The notice of exercise shall be treated as served on the Company on the date upon which it is received by the Company.

9.2	Within the period of 30 days beginning with the date on which the requirements of rule 9.1 are satisfied, the Company shall allot to the Optionholder (or such other person as the Optionholder may direct) the Shares specified in the notice.

9.3	As soon as reasonably practicable after the allotment or transfer of any Shares pursuant to rule 9.2, the Company shall issue to the Optionholder (or other person as directed by the Optionholder) a definitive share certificate or such acknowledgement of shareholding as is prescribed from time to time in respect of the Shares so allotted or transferred.

9.4	The allotment or transfer of any Shares under this Scheme shall be subject to the Memorandum and Articles of Association of the Company and to any necessary consents of any governmental or other authorities under any enactments or regulations from time to time in force and it shall be the responsibility of the Optionholder to comply with any requirements to be fulfilled in order to obtain or obviate the necessity of any such consent.

9.5	All Shares allotted or transferred under this Scheme shall rank equally in all respects with the Shares for the time being in issue save as regards any rights attaching to such Shares by reference to a record date prior to the date of such allotment or transfer.

10.	OVERALL LIMIT ON THE GRANTING OF OPTIONS

10.1	The aggregate number of Shares in respect of which Options may be granted (both exercised and those which remain exercisable and have not lapsed), but excluding those have lapsed and cancelled, taken together with options already granted under this Scheme, or any other share option or share incentive scheme adopted by the Company within the preceding ten years shall not exceed 10% of the Ordinary Share Capital as at the Date of Grant.

11.	INDIVIDUAL LIMITS ON THE GRANTING OF OPTIONS

11.1	No Option shall be granted to any Eligible Participant if or insofar as it would cause the aggregate market value of Shares over which options granted in any 12 month period to that Eligible Participant, whether under the Scheme, or any other share option or share incentive scheme adopted by the Company to exceed an amount that is greater than 10 times the amount of the emoluments (which, without limitation, excludes pension benefits and benefits in kind but includes bonus entitlement) expressed as an annual rate then payable to the Eligible Participant by the Group. For the purposes of this rule, the market value of a share in respect of which rights to subscribe for shares have been or are to be granted shall be taken as the price payable upon the exercise of such rights.

12.	DEMERGER, RECONSTRUCTION OR WINDING-UP

12.1	Subject to rule 8.1, in the event that notice is given to shareholders of the Company of a proposed demerger of the Company the Committee may give notice to Optionholders that Options may then be exercised in respect of all the Shares over which they subsist (subject to any performance-related condition or other objective criterion attaching to Options being satisfied) within such period (not exceeding 30 days) as the Committee may specify in such notice to Optionholders, save that no such notice to Optionholders shall be given unless the Auditors have confirmed in writing to the Committee that the interests of Optionholders would or might be substantially prejudiced if before the proposed demerger has effect Optionholders could not exercise their Options and be registered as the holders of the Shares thereupon acquired.

12.2	Subject to rule 8.1, if the court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation pursuant to section 425 of the Companies Act 1985 the Optionholder shall be entitled to exercise his Option during the period of 6 months commencing on the date on which the court sanctions the compromise or arrangement (subject to any performance-related condition or other objective criterion attaching to Options being satisfied) and thereafter the Option shall lapse and cease to be exercisable.

12.3	In the event of notice being given to holders of Shares of a resolution for the voluntary winding-up of the Company, an Option may, subject to rule 8.1, be exercised at any time before the commencement of the winding-up (subject to any performance-related condition or other objective criterion attaching to Options being satisfied) and thereafter the Option shall lapse and cease to be exercisable.

12.4	All Options shall immediately lapse and cease to be exercisable upon the commencement of a winding-up of the Company.

13.	TAKE-OVER

13.1	Subject to rule 8.1, if, as a result of either:

(a)	a general offer to acquire the whole of the Ordinary Share Capital which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

(b)	a general offer to acquire all the shares in the Company of the same class as the Shares the Company shall come under the Control of another person or persons, the Optionholder shall (subject to any performance-related condition or other objective criterion attaching to Options being satisfied) be entitled to exercise his Option within the period of 6 months of the date when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied or waived and to the extent that the Option is not then exercised it shall upon the expiration of that period lapse and ceased to be exercisable.

13.2	Subject to rule 8.1, if at any time before an Option has lapsed any person becomes entitled or bound to acquire shares in the Company under sections 428 to 430F (inclusive) of the Companies Act 1985 the Optionholder shall (subject to any performance-related condition or other objective criterion attaching to Options being satisfied) be entitled to exercise his Option at any time when that person remains so entitled or bound and to the extent that the Option is not then exercised it shall upon the expiration of that period lapse and cease to be exercisable.

13.3	For the purposes of this rule 13, a person shall be deemed to have Control of a company if he and others acting in concert with him have together obtained Control of it.

14.	VARIATION OF SHARE CAPITAL

14.1	In the event of any alteration of the Ordinary Share Capital by way of capitalisation or rights issue, or sub-division, consolidation or reduction or any other variation in the share capital of the Company, the Committee will make such adjustment:

(a)	to the aggregate number or amount of Shares subject to any Option, and/or

(b)	to the Exercise Price payable for each Share under any such Option, and/or

(c)	where an Option to subscribe for Shares has been exercised but no Shares have been allotted in accordance with rule 9.2, to the number of Shares which may be so allotted and the Exercise Price payable for each Such Share.

PROVIDED THAT

(i)	except in the case of a capitalisation issue, any such adjustment is confirmed in writing by the Auditors to be in their opinion fair and reasonable; and

(ii)	except insofar as the Committee (on behalf of the Company) agrees to capitalise the Company’s reserves and apply the same at the time of exercise of the Option in paying up the difference between the Exercise Price and the nominal value of the Shares, the Exercise Price in relation to any Option to subscribe for shares is not reduced below the nominal value of a Share.

14.2	As soon as reasonably practicable after any such adjustment has effect in relation to any Option the Company shall give notice in writing to the Optionholder.

15.	ALTERATION OF SCHEME

15.1	The Committee may at any time alter or add to any of the provisions of this Scheme in any respect PROVIDED THAT:

(a)	no such alteration or addition shall detrimentally affect Optionholders with regard to their subsisting Options except with the consent of Optionholders who, assuming they exercise their Options in full, would become entitled to not less than three quarters of the nominal number of Shares the subject of such Options; and

(b)	the Committee must obtain approval of the shareholders of the Company in general meeting where a variation seeks to extend the class of persons eligible for the grant of Options, or alter to the advantage of Optionholders rules relating to the grant of Options, Scheme limits, the adjustment of Options, and the subscription price, save for minor amendments to benefit the administration of the Scheme to comply or take account of any proposed or existing legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Optionholders.

15.2	As soon as reasonably practicable after making any alteration or addition under this rule 15, the Committee shall give notice in writing thereof to any Optionholder affected.

16.	SERVICE OF DOCUMENTS

16.1	Except as otherwise provided in this Scheme, any notice or document to be given by, or on behalf of, the Company to any person in accordance or in connection with this Scheme shall be duly given:

(a)	if he is a director or employee of any member of the Group by delivering it to him at his place of work; or

(b)	by sending it through the post in a pre-paid envelope to the address last known to the Company to be his address and, if so sent, it shall be deemed to have been duly given on the date of posting; or

(c)	if he holds office or employment with any member of the Group, by sending a facsimile transmission or any other electronic communication to a current facsimile or electronic communication number addressed to him at his place of work or his address last known to the Company and if so sent it shall be deemed to have been duly given at the time of transmission.

16.2	Any notice or document so sent to an Eligible Participant and/or Optionholder shall be deemed to have been duly given notwithstanding that such person is then deceased (and whether or not the Company has notice of his death) except where his Personal Representatives have established their title to the satisfaction of the Company and supplied to the Company an address to which documents are to be sent.

16.3	Any notice in writing or document to be submitted or given to any of the Directors or the Company in accordance or in connection with this Scheme may be delivered, sent by post, or facsimile transmission but shall not in any event be duly given unless it is actually received by the secretary of the Company or such other individual as may from time to time be nominated by the Committee and whose name and address is notified to Optionholders.

17.	TAXATION

17.1	If an Option Tax Liability arises in respect of an Option the Company shall be entitled to the extent permitted by law to deduct such amount(s) from any payment due to be made by the Company or any Associated Company to or in respect of the Optionholder in respect of that Option during the same calendar month or other relevant period in which the event occurs or in any subsequent calendar month or such relevant period in order to satisfy and discharge the Option Tax Liability whether or not such payment is of an income or capital nature.

17.2	If and to the extent that the Option Tax Liability referred to in rule 17.1 is of income tax which exceeds the amount from which deductions in respect thereof can be made in any one period referred to in rule 17.1 in respect of the Optionholder concerned, that Optionholder shall pay or reimburse the Company for the amount of the excess on demand or within such period as may be specified in any written notice given by the Company.

17.3	Where an Option Tax Liability arises in respect of the exercise of an Option the Committee may, without prejudice to the Company’s rights under rule 17.1, by written notice to the Optionholder concerned nominate as his bare trustee any person (“the Bare Trustee”) to sell such number of shares issued upon the exercise of the Option as may be required in order to discharge the Option Tax Liability and any other liability (including costs) connected with the said sale and the Bare Trustee shall pay an amount equal to the Option Tax Liability to the Company and otherwise discharge any other said liability to the extent that the net proceeds from the said sale permit.

18.	MISCELLANEOUS

18.1	The Company shall at all times keep available sufficient authorised but unissued Shares to satisfy the exercise in full of all Options to subscribe for Shares for the time being remaining capable of being exercised under this Scheme.

18.2	The Committee may from time to time make and vary such rules and regulations not inconsistent herewith and establish such procedures for the administration and implementation of this Scheme as they think fit and in the event of any dispute or disagreement as to the interpretation of this Scheme or of any such rules, regulations or procedures or as to any question or right arising from or related to this Scheme, the decision of the Committee shall (except as regards any matter required to be determined by the Auditors hereunder) be final and binding upon all persons.

18.3	In any matter in which they are required to act hereunder, the Auditors shall be deemed to be acting as experts and not as arbitrators.

18.4	The costs of the administration and implementation of this Scheme shall be borne by the Company.

18.5	Optionholders shall not by reason of the Option be entitled to receive copies of any documents sent to holders of Shares nor have any right to attend general meetings of the Company.

Schedule

The Eros International plc Bonus Share Plan Unapproved Option

Scheme 2006

Option Certificate

Name of Optionholder:

Address of Optionholder:

Date of Grant:

Maximum Number of Shares:

Exercise Price:

Conditions to which the Option is Subject

Eros International plc HEREBY GRANTS to the Optionholder named above an Option to subscribe for a maximum of              ordinary shares in the Company at a price per share of              p.

The Option is exercisable subject to and in accordance with the rules of the Eros International plc Bonus Share Plan Unapproved Option Scheme 2006 as they are amended from time to time. In accordance with rule 8.1, the Option may not in any event be exercised later than 30 June 2016.

EXECUTED and DELIVERED as a DEED by EROS INTERNATIONAL PLC acting by:

Director__________________________________

Secretary/Director__________________________

FORM OF ACCEPTANCE

I HEREBY AGREE to accept the grant of this Option and be bound by the terms and conditions set out in the rules of the Eros International plc Bonus Share Plan Unapproved Option Scheme 2006 and the performance-related condition(s) of exercise set out in this Option Certificate.

I understand that I may be required to account for an Option Tax Liability as set out in rule 17 of the Scheme and hereby indemnify the Company and each member of the Group in respect of such Option Tax Liability.

SIGNED and DELIVERED as a DEED by

in the presence of:

(Optionholder signature)

Witness signature: _________________________

Witness name: (print): _____________________

Address: _________________________________

________________________________________

________________________________________

________________________________________

________________________________________

Occupation: ______________________________

The Eros International plc Bonus Share Plan

Unapproved Option Scheme 2006

Notice of Exercise of Option

To:	Company Secretary, Eros International plc, 15-19 Athol Street, Douglas, Isle of Man IM1 1 LB

I hereby exercise the Option referred to overleaf in respect of all/                * of the shares over which the Option may be exercised, and request the allotment or transfer to me of those shares in accordance with the rules of the Scheme and the Memorandum and Articles of Association of the Company.

I enclose a cheque made payable to Eros International plc in the sum of £         being the aggregate Exercise Price of such shares and warrant that such cheque will be honoured on first presentation.

Signature
Name (block letters):

Address:

Date

Notes:

1.	This form must be accompanied by payment of the Exercise Price for the shares in respect of which the Option is exercised.

2	Where the Option is exercised by personal representatives, an office copy of the Probate or Letters of Administration should accompany the form.

3	The Scheme has not been approved by the Inland Revenue. Under current tax rules a charge to tax will arise on the exercise of the Option on the difference between the market value of the shares at the date of exercise and the price paid for them.

4	IMPORTANT. Neither the Company nor the Company’s advisers undertakes to advise you on the tax consequences of exercising your Option. If you are unsure of the tax liabilities which may arise, you should take appropriate professional advice before exercising your Option.

*	Delete/insert number as appropriate.

EXPLANATORY NOTES TO PARTICIPANTS

(These notes are meant for guidance only and in no way affect the rights of participants under the rules of the scheme. In the event of any conflict, the rules of the Scheme shall override these notes. The notes are of general application only, and independent professional advice should be sought where appropriate).

Introduction

A share option is a binding arrangement entered into between the employee or director concerned and the Company. It provides the Option holder with a right to buy shares in the Company at a time in the future at a predetermined price, and which may be subject to performance conditions. If, over a period of time, the value of the shares rise and any conditions are met, the option holder may then wish to exercise the option to buy the shares at the predetermined price. The Optionholder need not of course exercise the option and our advice is that he should consults his professional advisers before doing so.

Workings of the Scheme

The Committee selects from amongst Eligible Participants those who are to be granted a share option and the number of shares to be put under option to them.

Options will be granted by the Company, by means of an option certificate. No payment is required for their grant. The option certificate will show the number of shares allocated, the price at which they may be purchased, the date from which the option can be exercised and the condition that is required to be satisfied. Should the recipient not wish to accept the option, in whole or in part, he may disclaim the unwanted shares.

There is a limit on the total market value of shares, which any one optionholder can obtain in a year. This is four times his annual emoluments including bonus (but excluding pension benefits and benefits in kind).

Options cannot be transferred. They will be exercisable subject to any performance conditions being satisfied. Options will lapse, if not already exercised, no later than 30 June 2016. Options will also lapse under the Rules on termination of employment (unless the Committee determines otherwise) or following a takeover or winding up of the Company or if the Optionholder becomes bankrupt.

There are exceptions to the rule relating to the exercise of options referred to above:

•	cessation of employment when the Directors agree to early exercise;

•	cessation of employment due to injury or disability;

•	if the company is taken over or voluntarily wound up.

To exercise an option, notice should be given in the form supplied with the option certificate. Partial exercise is possible and a revised option certificate will then be issued for any balance remaining exercisable.

After options are exercised and shares acquired, the rights to dividends will be identical to that of ordinary shareholders in proportion to the issued nominal share value. Dividends arising on a date preceding the date of exercise of an option will not however be payable to the Optionholder.

If the share capital of the company is changed, there is provision in the scheme to amend the number and acquisition price of shares under option in an equitable manner. A revised option certificate would be provided. There is provision also for amendment of the scheme rule but no amendment may be made to the disadvantage of an Optionholder without prior written consent. Option holders will be advised of relevant charges.

Conditions of Exercise

Options may not be exercised and shares acquired unless any conditions as may be set out in the Option Certificate are fulfilled.

Tax Implications

Tax legislation can vary substantially from year to year and professional advice should be sought in cases of doubt.